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                                  EXHIBIT 2.1
                                FUTURELINK CORP.

                          AGREEMENT AND PLAN OF MERGER
                                       OF
                    FUTURELINK CALIFORNIA ACQUISITION CORP.
                            (A DELAWARE CORPORATION)
                                      AND
                         FUTURELINK DISTRIBUTION CORP.
                            (A COLORADO CORPORATION)

THIS AGREEMENT AND PLAN OF MERGER dated as of August 1, 1999 (the "Agreement") is between FutureLink California Acquisition Corp., a Delaware corporation ("FutureLink Delaware") and FutureLink Distribution Corp., a Colorado corporation ("FutureLink Colorado"). FutureLink Delaware and FutureLink Colorado are sometimes referred to herein as the "Constituent Corporations."

RECITALS

A. FutureLink Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 1,500 shares, all of which are designated "common stock," no par value. As of the date hereof, 500 shares of common stock and no shares of preferred stock are issued and outstanding.

B. FutureLink Colorado is a corporation duly organized and existing under the laws of the State of Colorado and has an authorized capital of 105,000,000 shares, 100,000,000 of which are designated "common stock," par value $0.0001 per share, and 5,000,000 of which are designated "Preferred Stock," no par value, undesignated as to series, rights, preferences, privileges or restrictions. As of August 1, 1999, 6,441,913 shares of common stock and no shares of preferred stock were issued and outstanding.

C. The Board of Directors of FutureLink Colorado has determined that, for the purpose of effecting the reincorporation of FutureLink Colorado in the State of Delaware, it is advisable and in the best interests of FutureLink Colorado and its shareholders that FutureLink Colorado merge with and into FutureLink Delaware upon the terms and conditions herein provided.

D. The respective Boards of Directors of FutureLink Delaware and FutureLink Colorado have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective sole stockholder and shareholders and executed by the undersigned officers.

     NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, FutureLink Delaware and FutureLink Colorado hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

                                   I. MERGER

I.1 MERGER. In accordance with the provisions of this Agreement, the Delaware General Corporation Law and the Colorado Business Corporation Act, FutureLink Colorado shall be merged with and into FutureLink Delaware in a transaction qualifying as a reorganization within the meaning of Section 368(a)(1)(F) of the Internal Revenue Code (the "Merger"), the separate existence of FutureLink Colorado shall cease and FutureLink Delaware shall survive the Merger and shall continue to be governed by the laws of the State of Delaware. FutureLink Delaware shall be, and is herein sometimes referred to as, the "Surviving Corporation." The name of the Surviving Corporation shall be FutureLink Corp. or some other such name as the Board of Directors of the Surviving Corporation shall choose.

I.2 FILING AND EFFECTIVENESS. The Merger shall become effective when the following actions have been completed:

     (a) This Agreement and Merger have been adopted and approved by the stockholders of each Constituent Corporation in accordance with the requirements of the Delaware General Corporation Law and the Colorado Business Corporation Act;

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     (b)  All of the conditions precedent to the consummation of the Merger specified in this Agreement have been satisfied or duly waived by the party entitled to satisfaction thereof;

     (c) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law has been filed with the Secretary of State of the State of Delaware; and

     (d) Executed Articles of Merger or an executed counterpart of this Agreement meeting the requirements of the Colorado Business Corporation Act has been filed with the Secretary of State of the State of Colorado.

     The date and time when the Merger shall become effective, as aforesaid, is herein called the "Effective Date of the Merger."

I.3 EFFECT OF THE MERGER. Upon the Effective Date of the Merger, the separate existence of FutureLink Colorado shall cease and FutureLink Delaware, as the Surviving Corporation, (i) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (ii) shall be subject to all actions previously taken by its and FutureLink Colorado's Board of Directors, (iii) shall succeed, without other transfer, to all of the assets, rights, powers and property of FutureLink Colorado in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (iv) shall continue to be subject to all of the debts, liabilities and obligations of FutureLink Delaware as constituted immediately prior to the Effective Date of the Merger, and (v) shall succeed, without other transfer, to all of the debts, liabilities and obligations of FutureLink Colorado in the same manner as if FutureLink Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the Colorado Business Corporation Act.

                 II. CHARTER DOCUMENTS, DIRECTORS AND OFFICERS

II.1 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation as set forth in Exhibit "1" hereto shall, at the Effective Date of the Merger, become the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

II.2 BYLAWS. The Bylaws attached as Exhibit "2" hereto shall be the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

II.3 DIRECTORS AND OFFICERS. The directors and officers of FutureLink Colorado immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or until as otherwise provided by law, or the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

                       III. MANNER OF CONVERSION OF STOCK

III.1 FUTURELINK COLORADO COMMON STOCK. Upon the Effective Date of the Merger, each share of FutureLink Colorado common stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one (1) fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Corporation.

III.2 FUTURELINK COLORADO OPTIONS, STOCK PURCHASE RIGHTS AND CONVERTIBLE SECURITIES.

     (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume and continue the stock option plans and all other employee benefit plans of FutureLink Colorado. Each outstanding and unexercised option or other right to purchase or security convertible into FutureLink Colorado common stock shall become an option or right to purchase or a security convertible into the Surviving Corporation's common stock on the basis of one share of the Surviving Corporation's common stock for each share of FutureLink Colorado common stock issuable pursuant to any such option, stock purchase right or convertible security, on the same terms and conditions and at an exercise price per share equal to the exercise price applicable to any such FutureLink Colorado

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          option, stock purchase right or convertible security at the Effective
          Date of the Merger. There are no options, purchase rights for or securities convertible into Preferred Stock of FutureLink Colorado.

     (b) A number of shares of the Surviving Corporation's common stock shall be reserved for issuance upon the exercise of options, stock purchase rights and convertible securities equal to the number of shares of FutureLink Colorado common stock so reserved immediately prior to the Effective Date of the Merger.

III.3 FUTURELINK DELAWARE COMMON STOCK. Upon the Effective Date of the Merger, each share of common stock, no par value, of FutureLink Delaware issued and outstanding immediately prior thereto, if any, shall by virtue of the Merger and without any action by FutureLink Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

III.4 EXCHANGE OF CERTIFICATES. After the Effective Date of the Merger, each holder of an outstanding certificate representing shares of FutureLink Colorado common stock may, at such stockholder's option, surrender the same for cancellation to, as exchange agent (the "Exchange Agent"), and each such holder shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the Surviving Corporation's common stock into which the surrendered shares were converted as herein provided. Unless and until so surrendered, each outstanding certificate theretofore representing shares of FutureLink Colorado common stock shall be deemed for all purposes to represent the number of shares of the Surviving Corporation's common stock into which such shares of FutureLink Colorado common stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any shares of stock represented by such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of common stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing common stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of FutureLink Colorado so converted and given in exchange therefore, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws, or other such additional legends as agreed upon by the holder and the Surviving Corporation or required by applicable law.

     If any certificate for shares of FutureLink Delaware stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to FutureLink Delaware or the Exchange Agent any transfer or other taxes payable by reason of issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of FutureLink Delaware that such tax has been paid or is not payable.

                                  IV. GENERAL

IV.1 COVENANTS OF FUTURELINK DELAWARE. FutureLink Delaware covenants and agrees that it will, on or before the Effective Date of the Merger:

     (a) file any and all documents necessary for the assumption by FutureLink Delaware of all of the franchise tax liabilities of FutureLink Colorado; and

     (b) take such other actions to effect the Merger as may be required by the Colorado Business Corporation Act.

IV.2 FURTHER ASSURANCES. From time to time, as and when required by FutureLink Delaware or by its successors or assigns, there shall be executed and delivered on behalf of FutureLink Colorado such deeds

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and other instruments, and there shall be taken or caused to be taken by
FutureLink Delaware and FutureLink Colorado such further and other actions as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by FutureLink Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of FutureLink Colorado and otherwise to carry out the purposes of this Agreement, and the officers and directors of FutureLink Delaware are fully authorized in the name and on behalf of FutureLink Colorado or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

IV.3 ABANDONMENT. At any time before the Effective Date of the Merger, this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either FutureLink Colorado or of FutureLink Delaware, or of both, notwithstanding the approval of this Agreement by the shareholders of FutureLink Colorado or by the sole stockholder of FutureLink Delaware, or by both.

IV.4 AMENDMENT. The Boards of Directors of the Constituent Corporations may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretaries of State of the States of Delaware and Colorado, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation; (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger; or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class or series of capital stock of any Constituent Corporation.

IV.5 REGISTERED OFFICE. The registered office of the Surviving Corporation in the State of Delaware is 15 E. North Street, Dover, Delaware 19901, County of Kent and Incorporating Services, Ltd. is the registered agent of the Surviving Corporation at such address.

IV.6 AGREEMENT. Executed copies of this Agreement will be on file at the principal place of business of the Surviving Corporation at 300, 250 -- 6th Avenue S.W., Calgary, Alberta, CANADA T2P 3H7 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

IV.7 GOVERNING LAW. This Agreement shall in all respects be construed, interpreted and enforced in accordance with and governed by the laws of the State of Delaware and, so far as applicable, the provisions of the Colorado Business Corporation Act.

IV.8 COUNTERPARTS. In order to facilitate the filing and recording of this Agreement, the same may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Agreement having first been approved by the resolutions of the Board of Directors of FutureLink Distribution Corp., a Delaware corporation, and FutureLink Distribution Corp., a Colorado corporation, is hereby executed on behalf of each of such two corporations and attested by their respective officers thereunto duly authorized.

FUTURELINK CALIFORNIA
ACQUISITION CORP., a Delaware corporation

By: [signed: C. Chell]
    CAMERON B. CHELL
    Chief Executive Officer

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ATTEST:
[signed: K.B. Scott]
KYLE B.A. SCOTT
Secretary

FUTURELINK DISTRIBUTION CORP.,
a Colorado corporation

By: [signed: C. Chell]
    CAMERON B. CHELL
    Chief Executive Officer

ATTEST:
[signed: K.B. Scott]
KYLE B.A. SCOTT
Secretary

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